Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated April 3, 2024, with respect to the consolidated financial statements of NADG NNN Property Fund LP and the financial statement of FrontView REIT, Inc., incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas
October 4, 2024